UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 25, 2007
Date of report (Date of earliest event reported)
ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	001-33209 333-124944	61-1478870 30-0283143

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14 Hayward Street, Quincy, Massachusetts		02171

(Address of principal executive offices)		(Zip Code)
(617) 328-3300
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On June 25, 2007, Altra Holdings, Inc. (“Altra Holdings”), parent company of Altra Industrial Motion, Inc., closed the public offering of 12,650,000 shares of its common stock, par value $0.001 per share (the “Shares”), which includes 1,625,000 Shares sold as a result of the underwriters’ exercise of their overallotment option in full at closing. In the offering, Altra Holdings sold 3,178,494 Shares and certain selling stockholders, including Genstar Capital, Altra Holdings’ largest stockholder, sold an aggregate of 9,471,506 Shares. The press release announcing the closing of the public offering is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 25, 2007

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.
By:	/s/ Michael L. Hurt
	Name:	Michael L. Hurt
	Title:	Chief Executive Officer

Date: June 25, 2007

Altra Industrial Motion, Inc.
By:	/s/ Michael L. Hurt
	Name:	Michael L. Hurt
	Title:	Chief Executive Officer

Date: June 25, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 25, 2007

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